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                                  ADAMS GOLF, INC.
                             1998 STOCK INCENTIVE PLAN


1.   PURPOSE

     The purpose of the ADAMS GOLF, INC. 1998 STOCK INCENTIVE PLAN is to provide incentives and rewards for Employees and Consultants of the Corporation and its Subsidiaries (i) to support the execution of the Corporation's business strategies and the achievement of its goals and (ii) to associate the interests of Employees and Consultants with those of the Corporation's stockholders.

2.   DEFINITIONS

     "Award" includes, without limitation, stock options (including incentive stock options within the meaning of Section 422 of the Code), stock appreciation rights, restricted and performance shares, restricted and performance share units, Performance Stock Awards, dividend or equivalent rights, or other awards that are valued in whole or in part by reference to, or are otherwise based on, the Common Stock ("other Common Stock-based Awards"), all on a stand alone, combination or tandem basis, as described in
Section 6 and granted pursuant to this Plan.

     "Award Agreement" means a written agreement entered into between the Corporation and a Participant setting forth the terms and conditions of an Award made to such Participant under this Plan, in the form prescribed by the Committee.

     "Board" means the Board of Directors of the Corporation.

     "Change of Control" shall have the meaning specified in Section 12(b) hereof.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     "Committee" means the Committee, if any, appointed by the Board which shall consist of two or more members, each of whom shall be an "outside director" within the meaning of Section 162(m) of the Code and the applicable regulations promulgated thereunder.

     "Common Stock" means the common stock of the Corporation, par value of $.001 per share.

     "Consultants" means a consultant of the Corporation or a Subsidiary.

     "Corporation" means ADAMS GOLF, INC., a Delaware corporation.

     "Employee" means an employee of the Corporation or a Subsidiary.


1998 STOCK INCENTIVE PLAN - PAGE 1
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     "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Fair Market Value" of the Common Stock on any date of reference shall be the closing price on the business day immediately preceding such date.
For this purpose, the closing price of the Common Stock on any business day shall be (i) if the Common Stock is listed or admitted for trading on any United States national securities exchange, the last reported sale price of the Common Stock on such exchange, as reported in any newspaper of general circulation, (ii) if actual transactions in the Common Stock are included in the Nasdaq National Market or are reported on a consolidated transaction reporting system, the closing sales price of the Common Stock on such system,
(iii) if the Common Stock is otherwise quoted on the Nasdaq system, or any similar system of automated dissemination of quotations of securities prices in common use, the mean between the closing high bid and low asked quotations for such day of the Common Stock on such system, (iv) if none of clause (i),
(ii) or (iii) is applicable, the mean between the high bid and low asked quotations for the Common Stock as reported by the National Daily Quotation Service if at least two securities dealers have inserted both bid and asked quotations for the Common Stock on at least five (5) of the ten (10) preceding days and (v) if none of clause (i), (ii), (iii) or (iv) is applicable, the most recent valuation price for the Common Stock as adjusted by the Board in the exercise of its good faith discretion.

     "Negative Discretion" means other factors to be applied by the Committee in reducing the number of restricted shares to be issued pursuant to a Performance Stock Award if the Performance Goals have been met or exceeded if, in the Committee's sole judgment, such application is appropriate in order to act in the best interests of the Corporation and its stockholders. The Negative Discretion factors include, but are not limited to, the achievement of measurable individual performance objectives established by the Committee and communicated to the Employee in advance of the Performance Period, and competitive pay practices.

     "Participant" means an Employee or a Consultant who has been granted an Award under this Plan.

     "Performance Goals" means, with respect to any Performance Period, performance goals based on any of the following criteria established by the Committee prior to the beginning of such Performance Period or performance goals based on any of the following criteria established by the Committee after the beginning of such Performance Period that, if appropriate, meet the requirements to be considered pre-established performance goals under Section 162(m) of the Code: earnings or earnings growth; return on equity, assets or investment; sales; expenses; stock price; market share; or any other performance goal established by the Committee. Such Performance Goals may be particular to an Employee or to a Consultant or the division, department, branch, line of business, Subsidiary or other unit in which the Employee works or which has engaged the Consultant, or may be based on the performance of the Corporation generally.


1998 STOCK INCENTIVE PLAN - PAGE 2
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     "Performance Period" means the period of time designated by the
Committee applicable to a Performance Stock Award during which the Performance Goal(s) shall be measured.

     "Performance Stock Award" shall have the meaning specified in Section
6(g).

     "Plan" means this ADAMS GOLF, INC. 1998 STOCK INCENTIVE PLAN.

     "Plan Year" means a twelve-month period beginning with January 1 of each year.

     "Reporting Person" means an officer or director of the Corporation, if any, subject to the reporting requirements of Section 16 of the Exchange Act.

     "Subsidiary" means any corporation or other entity, whether domestic or foreign, in which the Corporation has or obtains, directly or indirectly, a proprietary interest of more than fifty percent (50%) by reason of stock ownership or otherwise.

3.   ELIGIBILITY

     Any Employee or Consultant selected by the Committee is eligible to receive an Award.

4.   PLAN ADMINISTRATION

     (a) This Plan shall be administered by the Committee; provided, however, that if no Committee is appointed, the Board shall administer this Plan and in such case all references to the Committee shall be deemed references to the Board. The Committee shall periodically make determinations with respect to the participation of Employees or Consultants in this Plan and, except as otherwise required by law or this Plan, establish the grant terms of Awards including vesting schedules, price, performance standards (including Performance Goals), length of relevant performance, restriction or option period, dividend rights, post-retirement and termination rights, payment alternatives such as cash, stock, contingent awards or other means of payment consistent with the purposes of this Plan, and such other terms and conditions as the Committee deems appropriate. The Committee shall maintain written minutes of its meetings including minutes regarding Performance Goals established by the Committee, and any certification regarding satisfaction of the Performance Goals made pursuant to Section 7 hereof. Except as otherwise required by this Plan, the Committee shall have authority to interpret and construe the provisions of this Plan and the Award Agreements and make determinations pursuant to any Plan provision or Award Agreement, which shall be final and binding on all persons.

     (b) The Committee may designate persons other than its members to carry out its responsibilities under such conditions or limitations as it may set, other than its authority with regard to Awards granted to Reporting Persons.

1998 STOCK INCENTIVE PLAN - PAGE 3
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5.   STOCK SUBJECT TO THE PROVISIONS OF THIS PLAN

     (a) The stock subject to the provisions of this Plan shall either be shares of authorized but unissued Common Stock, shares of Common Stock held as treasury stock or previously issued shares of Common Stock reacquired by the Corporation, including shares purchased on the open market. Subject to adjustment in accordance with the provisions of Section 10, and subject to
Section 5(d), an aggregate of 900,000 shares of Common Stock shall be available for grants of Awards (including, without limitation, Awards of restricted and performance shares) under the Plan.

     (b) Subject to adjustment in accordance with Section 10, and subject to
Section 5(a), the total number of shares of Common Stock available for grants of Awards in any Plan Year to any Participant shall not exceed 500,000.

     (c) For purposes of calculating the total number of shares of Common Stock available for grants of Awards, (i) the grant of a performance or restricted share unit Award shall be deemed to be equal to the maximum number of shares of Common Stock which may be issued under the Award and (ii) where the value of an Award is variable on the date it is granted, the value shall be deemed to be the maximum limitation of such Award. Awards payable solely in cash will not reduce the number of shares of Common Stock available for Awards granted under this Plan.

     (d) There shall be carried forward and be available for Awards under this Plan in each succeeding Plan Year, in addition to shares of Common Stock available for grant under paragraph (a) of this Section 5, all of the following: (i) shares of Common Stock represented by Awards which have been cancelled, forfeited, surrendered, terminated or expire unexercised; and (ii) the excess amount of variable Awards which become fixed at less than their maximum limitations.

6.   AWARDS UNDER THIS PLAN

     As the Committee may determine, the following types of Awards may be granted under this Plan to Employees or Consultants on a stand alone, combination or tandem basis:

     (a) STOCK OPTION. A right to buy a specified number of shares of Common Stock at a fixed exercise price during a specified period of time (which shall not exceed ten (10) years from the date of grant), all as the Committee may determine; provided that the exercise price of any option shall not be less than 100% of the Fair Market Value of the Common Stock on the date of grant of the Award and, notwithstanding the foregoing, in the case of a Participant who owns stock representing more than 10% of the total combined voting power of all classes of stock of the Corporation or of its parent or any subsidiary (as defined in Section 424 of the Code) at the time an incentive stock option is granted, the option price shall not be less than 110% of the fair


1998 STOCK INCENTIVE PLAN - PAGE 4
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market value of the shares at the time the incentive stock option is granted and such option shall not be exercisable more than 5 years from its date of grant.

     (b) INCENTIVE STOCK OPTION. An award in the form of a stock option which shall comply with the requirements of Section 422 of the Code or any successor Section as it may be amended from time to time provided that no incentive stock option shall be exercisable more than 10 years from its date of grant and further provided that the aggregate fair market value, determined as of the date of grant, of the Common Stock as to which such incentive stock options are exercisable for the first time by a Participant shall be limited to $100,000 per calendar year. Non-qualified stock options may be exercised by a Participant without regard to the foregoing limitation.

     (c) STOCK APPRECIATION RIGHT. A right to receive the excess of the Fair Market Value of a share of Common Stock on the date the stock appreciation right is exercised over the Fair Market Value of a share of Common Stock on the date the stock appreciation right was granted.

     (d) RESTRICTED AND PERFORMANCE SHARES. A transfer of shares of Common Stock to a Participant, subject to such restrictions on transfer or other incidents of ownership, or subject to specified performance standards, for such periods of time as the Committee may determine.

     (e) RESTRICTED AND PERFORMANCE SHARE UNIT. A fixed or variable share or dollar denominated unit subject to conditions of vesting, performance and time of payment as the Committee may determine, which may be paid in shares of Common Stock, cash or a combination of both.

     (f) DIVIDEND OR EQUIVALENT RIGHT. A right to receive dividends or their equivalent in value in shares of Common Stock, cash or in a combination of both with respect to any new or previously existing Award.

     (g) PERFORMANCE STOCK AWARDS. A right to receive restricted shares (as defined in Section 6(d) hereof) that shall not be issued until after the end of the related Performance Period, subject to satisfaction of the Performance Goals for such Performance Period.

     (h) OTHER COMMON STOCK-BASED AWARDS. Other Common Stock-based Awards which are related to or serve a similar function to those Awards set forth in this Section 6.

     In addition to granting Awards for purposes of incentive compensation, Awards may also be made in tandem with or in lieu of current or deferred compensation of a Participant.

7.   PERFORMANCE STOCK AWARDS.

     (a) ADMINISTRATION. Performance Stock Awards may be granted either alone or in addition to other Awards granted under this Plan. The Committee shall determine the Employees or Consultants to whom Performance Stock Awards shall be awarded for any Performance


1998 STOCK INCENTIVE PLAN - PAGE 5
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Period, the duration of the applicable Performance Period, the number of restricted shares to be awarded at the end of a Performance Period if the Performance Goals are met (in whole or in part) or exceeded and the terms and conditions of the Performance Stock Award in addition to those contained in this Section 7.

     (b) PAYMENT OF AWARD. After the end of a Performance Period, the relevant financial performance during such Performance Period shall be measured against the Performance Goals. If the Performance Goals are not met, no restricted shares shall be issued pursuant to the Performance Stock Award. If the Performance Goals are met (in whole or in part) or exceeded, the Committee shall certify that fact in writing in the Committee minutes or elsewhere and certify the number of restricted shares to be issued under each Performance Stock Award in accordance with the related Award Agreement. The Committee may, in its sole discretion, apply Negative Discretion to reduce the number of restricted shares to be issued under a Performance Stock Award.

     (c) REQUIREMENT OF EMPLOYMENT OR ENGAGEMENT. To be entitled to receive a Performance Stock Award, a Participant must remain in the continuous employment of or engagement by the Corporation or a Subsidiary through the end of the Performance Period, except that the Committee may provide for partial or complete exceptions to this requirement as it deems equitable in its sole discretion.

8.   OTHER TERMS AND CONDITIONS

     (a) ASSIGNABILITY. Except to the extent, if any, as may be permitted by the Code and rules promulgated under Section 16 of the Exchange Act, (i) no Award shall be assignable or transferable except by will, by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code and (ii) during the lifetime of a Participant, the Award shall be exercisable only by such Participant or such Participant's guardian, legal representative or assignee pursuant to a qualified domestic relations order.

     (b) AWARD AGREEMENT. Each Award under this Plan shall be evidenced by an Award Agreement.

     (c) RIGHTS AS A SHAREHOLDER. Except as otherwise provided herein or in any Award Agreement, a Participant shall have no rights as a shareholder with respect to shares of Common Stock covered by an Award until the date the Participant or his nominee (which, for purposes of this Plan, shall include any third party agent selected by the Committee to hold such shares on behalf of a Participant), guardian or legal representative is the holder of record of such shares.

     (d) NO OBLIGATION TO EXERCISE. The grant of an Award shall impose no obligation upon the Participant to exercise the Award.

     (e) PAYMENTS BY PARTICIPANTS. The Committee may determine that Awards for which a payment is due from a Participant may be payable: (i) in U.S. dollars by personal check, bank draft or money order payable to the order of the Corporation, by money transfers or direct


1998 STOCK INCENTIVE PLAN - PAGE 6
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account debits; (ii) through the delivery or deemed delivery based on attestation to the ownership of shares of Common Stock with a Fair Market Value equal to the total payment due from the Participant; (iii) by a combination of the methods described in (i) and (ii) above; or (iv) by such other methods as the Committee may deem appropriate.

   (f)  EXERCISE OF STOCK OPTIONS BY EMPLOYEES.


        (i)  By an Employee During Continuous Employment.  An
             Employee who has been continuously employed by the Corporation or a subsidiary since the date the stock option was granted is eligible to exercise all such options which are then exercisable up to the termination date of such options as provided by the Committee at the time of grant. The Committee will decide in each case, subject to the limitations set forth in Section 422 of the Code applicable to incentive stock options, to what extent leaves of absence for government or military service, illness, temporary disability, or other reasons shall not for this purpose be deemed interruptions of continuous employment.

        (ii) By a Former Employee. An Employee who terminates employment with the Corporation and its subsidiaries for reasons other than retirement, permanent and total disability or death, must exercise all stock options previously awarded on or prior to the date of his termination of employment (but no later than the termination date of such stock options). A stock option may be exercised on or prior to the date of such termination of employment only for the number of shares for which it could have been exercised at the time the Employee terminated employment with the Corporation and its subsidiaries. The failure to exercise all stock options by a Participant on or prior to the date of his termination of employment will result in the forfeiture of all unexercised options.

       (iii) In Case of Retirement. Upon retirement (as hereafter defined), the nonqualified stock options of an Employee must be exercised within one (1) year of such retirement and the incentive stock options must be exercised within three (3) months of such retirement (but in either case no later than the termination date of such option). For purposes of the Plan, "retirement" shall mean that the Employee as of the date of termination of employment has attained age 62 with 10 years of continuous employment with the Corporation and its subsidiaries. If the Employee should die within the one (1) year or three (3) month period following retirement, as applicable, the provisions contained in subsection (v) below shall apply. The exercisability of all stock options granted to such an Employee shall be accelerated and such options shall become immediately exercisable without regard to the number of shares for which it otherwise could have been exercised on the date of retirement.

1998 STOCK INCENTIVE PLAN - PAGE 7
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          (iv) In Case of Permanent and Total Disability.  If an Employee who
               was granted a stock option terminates employment with the Corporation and its subsidiaries because of permanent and total disability and is eligible for benefits under the Corporation disability plan, or successor plan, upon termination of employment, all stock options previously awarded must be exercised within one (1) year of such date of termination of employment (but no later than the termination date of such options). If the Employee should die during such one (1) year period, as applicable, the provisions contained in subsection (v) below shall apply. The exercisability of all stock options granted to such an Employee shall be accelerated and such options shall become immediately exercisable without regard to the number of shares for which it could otherwise have been exercised on the date of termination of employment.

          (v) In Case of Death. If an Employee who was granted a stock option dies while employed by the Corporation or a subsidiary, or during the one (1) year or three (3) month period following retirement or during the one (1) year period following termination of employment due to permanent or total disability, as applicable, all options previously awarded must be exercised no later than the termination date of such option by the Employee's estate or by a person who acquires the right to exercise such option by bequest or inheritance. The exercisability of all options granted to the deceased Employee shall be accelerated and the options shall become immediately exercisable without regard to the number of shares for which it otherwise could have been exercised on the date of death of the Employee.

          (vi) Committee Discretion. Notwithstanding the foregoing, the Committee at the time of grant of such Award may determine such effects of a termination of employment or the termination of an engagement with respect to any stock option or other Award.

     (g) TAX WITHHOLDING. The Corporation shall have the right to withhold from any payments made under this Plan, or to collect as a condition of payment, any taxes required by law to be withheld. At any time when a Participant is required to pay to the Corporation an amount required to be withheld under applicable income tax laws in connection with a distribution of shares of Common Stock pursuant to this Plan, the Participant may satisfy this obligation in whole or in part by electing to have the Corporation withhold from the amount of such distribution that whole number of shares of Common Stock having a Fair Market Value equal to the amount required to be withheld, and any remaining tax withholding obligation shall be satisfied by an appropriate cash payment. The value of the shares of Common Stock to be withheld shall be based on the Fair Market Value of the Common Stock on the date that the amount of tax to be withheld shall be determined (the "Tax Date"). Any such election is subject to the following restrictions: (i) the election must be made on or prior to the Tax Date; (ii) the


1998 STOCK INCENTIVE PLAN - PAGE 8
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election must be irrevocable; and (iii) the election must be subject to the disapproval of the Committee.

     (h) RESTRICTIONS ON SALE AND EXERCISE. With respect to Reporting Persons, and if and only if required to comply with rules promulgated under
Section 16 of the Exchange Act, (i) no Award providing for exercise, a vesting period, a restriction period or the attainment of performance standards shall permit unrestricted ownership of shares of Common Stock by the Participant for at least six months from the date of grant, and (ii) shares of Common Stock acquired pursuant to this Plan (other than shares of Common Stock acquired as a result of the granting of a "derivative security") may not be sold or otherwise disposed of for at least six months after acquisition.

     (i) REQUIREMENTS OF LAW. The granting of Awards and the issuance of shares of Common Stock upon the exercise of Awards shall be subject to all applicable requirements imposed by federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any stock exchanges or trading or quotation systems upon which the Common Stock may be listed. As a condition precedent to the issuer of shares of Common Stock pursuant to the grant or exercise of an Award, the Corporation may require the Participant to take any reasonable action to meet such requirements.

9.   AMENDMENTS

     (a) Except as otherwise provided in this Plan, the Board may at any time terminate and, from time to time, may amend or modify this Plan. Any such action of the Board may be taken without the approval of the Corporation's stockholders, but only to the extent that such shareholder approval is not required by applicable law or regulation.

     (b) No amendment, modification or termination of this Plan shall in any manner adversely affect any Awards theretofore granted to a Participant under this Plan without the consent of such Participant.

10.  RECAPITALIZATION

     The aggregate number of shares or securities as to which Awards may be granted to Participants, the number of shares or securities thereof covered by each outstanding Award, and the price per share or security thereof in each such Award, shall all be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, stock dividend, combination or exchange of shares, exchange for other securities, reclassification, reorganization, redesignation, spinoff, split off, merger, consolidation, recapitalization or other such change. Any such adjustment may provide for the elimination of fractional shares.


1998 STOCK INCENTIVE PLAN - PAGE 9
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11.  NO RIGHT TO EMPLOYMENT OR ENGAGEMENT

     No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of or under contract with the Corporation or a Subsidiary. Nothing in this Plan shall interfere with or limit in any way the right of the Corporation or any Subsidiary to terminate any Participant's employment or engagement at any time, nor confer upon any Participant any right to continue in the employ of or under contact with the Corporation or any Subsidiary.

12.  CHANGE OF CONTROL

     1. Notwithstanding anything contained in this Plan or any Award Agreement to the contrary, in the event of a Change of Control, as defined below, the following may, in the sole discretion of the Committee, occur with respect to any and all Awards outstanding as of such Change of Control:

          (a) automatic maximization of performance standards, lapse of all restrictions and acceleration of any time periods relating to the exercise, realization or vesting of such Awards so that such Awards may be immediately exercised, realized or vested in full on or before the relevant date fixed in the Award Agreement;

          (b) performance shares or performance units shall be paid entirely in cash;

          (c) upon exercise of a stock option or an incentive stock option (collectively, an "Option") during the 60-day period from and after the date of a Change of Control, the Participant exercising the Option may in lieu of the receipt of Common Stock upon the exercise of the Option, elect by written notice to the Corporation to receive an amount in cash equal to the excess of the aggregate Value (as defined below) of the shares of Common Stock covered by the Option or portion thereof surrendered determined on the date the Option is exercised, over the aggregate exercise price of the Option (such excess is referred to herein as the "Aggregate Spread"); provided, however, and notwithstanding any other provision of this Plan, if the end of such 60-day period from and after the date of a Change of Control is within six months of the date of grant of an Option held by a Participant who is a Reporting Person, such Option shall be cancelled in exchange for a cash payment to the Participant equal to the Aggregate Spread on the day which is six months and one day after the date of grant of such Option. As used in this Section 12(a)(iii) the term "Value" means the higher of (i) the highest Fair Market Value during the 60-day period from and after the date of a Change of Control and (ii) if the Change of Control is the result of a transaction or series of transactions described in paragraphs (i) or (iii) of the definition of Change of Control, the highest price per share of the Common Stock paid in such transaction or series of transactions (which in the case of paragraph
     (i) shall be the highest price per share of the Common Stock as reflected in a Schedule 13D filed by the person having made the acquisition);


1998 STOCK INCENTIVE PLAN - PAGE 10
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          (d)  if a Participant's employment or engagement terminates for any reason other than retirement or death following a Change of Control, any Options held by such Participant may be exercised by such Participant until the earlier of three months after the termination of employment or engagement or the expiration date of such Options: and

          (e)  all Awards become non-cancellable.


     2. A "Change of Control" of the Corporation shall be deemed to have occurred upon the happening of any of the following events:

          (a) the acquisition, other than from the Corporation, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) other than Royal Holding Company, Inc. or B.H. Adams of beneficial ownership of thirty percent (30%) or more of either the then outstanding shares of Common Stock of the Corporation or the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors; PROVIDED, HOWEVER, that any acquisition by the Corporation or any of its Subsidiaries, or any employee benefit plan (or related trust) of the Corporation or its Subsidiaries, or any corporation with respect to which, following such acquisition, more than fifty percent (50%) of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Common Stock and voting securities of the Corporation immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the then outstanding shares of Common Stock of the Corporation or the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors, as the case may be, shall not constitute a Change of Control;

          (b) individuals who, as of January 1, 1998, constitute the Board as of the date thereof (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to such date whose election, or nomination for election by the Corporation's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Corporation (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act); or

          (c) approval by the stockholders of the Corporation of a reorganization, merger or consolidation of the Corporation, in each case, with respect to which the individuals and entities who were the respective beneficial owners of the Common Stock and voting securities of the Corporation immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger


1998 STOCK INCENTIVE PLAN - PAGE 11
     or consolidation, beneficially own, directly or indirectly, more than sixty percent (60%) of, respectively, the then outstanding shares of Common Stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation, or a complete liquidation or dissolution of the Corporation or of the sale or other disposition of all or substantially all of the assets of the Corporation.

13.  GOVERNING LAW

     To the extent that federal laws do not otherwise control, this Plan shall be construed in accordance with and governed by the law of the State of Delaware.

14.  INDEMNIFICATION

     Each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Corporation against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by him in settlement thereof, with the Corporation's approval, or paid by him in satisfaction of any judgment in any such action, suit or proceeding against him, provided he shall give the Corporation an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Corporation's Certificate of Incorporation or Code of Regulations, as a matter of law, or otherwise, or any power that the Corporation may have to indemnify them or hold them harmless.

15.  SAVINGS CLAUSE

     This Plan is intended to comply in all aspects with applicable law and regulation, including, with respect to those Participants who are Reporting Persons, Rule 16b-3 under the Exchange Act. In case any one or more of the provisions of this Plan shall be held invalid, illegal or unenforceable in any respect under applicable law and regulation (including Rule 16b-3), the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and the invalid, illegal or unenforceable provision shall be deemed null and void; however, to the extent permissible by laws, any provision which could be deemed null and void shall first be construed, interpreted or revised retroactively to permit this Plan to be construed in compliance with all applicable laws (including Rule 16b-3) so as to foster the intent of this Plan. Notwithstanding anything in this Plan to the contrary, the Committee, in its sole and absolute discretion, may bifurcate this Plan so as to restrict, limit or condition the use of any


1998 STOCK INCENTIVE PLAN - PAGE 12
provision of this Plan to Participants who are Reporting Persons without so restricting, limiting or conditioning this Plan with respect to other Participants.

16.  EFFECTIVE DATE AND TERM

     The effective date of this Plan is February 26, 1998, subject to its approval by the Corporation's stockholders at their next annual meeting or at any adjournment thereof, within twelve months following the date of its adoption by the Board. This Plan shall remain in effect for ten (10) years from the date the Plan is adopted or the date the Plan received stockholder approval, whichever is earlier unless terminated earlier by the Board as provided herein.








1998 STOCK INCENTIVE PLAN - PAGE 13